EXHIBIT 2.1


                   AGREEMENT FOR PURCHASE OF ASSETS AND STOCK


          THIS AGREEMENT FOR PURCHASE OF ASSETS AND STOCK is made and effective as of the 31st day of December, 2002, by and among TARRANT MEXICO, S. de R.L. de C.V., a corporation organized under the laws of the Republic of Mexico ("Tarrant Mexico"), MACHRIMA LUXEMBOURG INTERNATIONAL, Sarl, a corporation organized under the laws of Luxembourg ("Tarrant Luxembourg" and together with Tarrant Mexico, the "Purchasers"), TRANS TEXTIL INTERNATIONAL, S.A. de C.V., a corporation organized under the laws of the Republic of Mexico ("Textil"), INMOBILIARIA CUADROS, S.A. de C.V., a corporation organized under the laws of the Republic of Mexico ("Inmobiliaria"), ROSA LISETTE NACIF BENAVIDES ("RLNB"), GAZI NACIF BORGE, and JORGE MIGUEL ECHEVARRIA VAZQUEZ (collectively, the "Shareholders"), KAMEL NACIF BORGE (the "Guarantor"), and TARRANT APPAREL GROUP, a corporation organized under the laws of the State of California (the "Parent"), with respect to the following facts:

     A. Textil owns certain equipment which is used by it in the manufacturing of denim and twill fabric.

     B.   Inmobiliaria  owns,  and  leases  to  Textil,   certain  real  estate,
buildings,   improvements   and  fixtures  which  are  used  by  Textil  in  the
manufacturing of denim and twill fabric.

     C. Jorge Miguel Echevarria Vazquez and Rosa Lisette Nacif Benavides (the "Inmobiliaria Shareholders") own all the issued and outstanding capital stock of Inmobiliaria.

     D. Gazi Nacif Borge and Rosa Lisette Nacif Benavides (the "Textil Shareholders") own all the issued and outstanding capital stock of Textil,

     E. The Parent owns, through one or more subsidiaries, all the issued and outstanding capital stock of Tarrant Mexico and Tarrant Luxembourg.

     F. The Purchasers desire to purchase from Textil and the Inmobiliaria Shareholders, and Textil and the Inmobiliaria Shareholders desire to sell to the Purchasers, (i) all such equipment and (ii) all the issued and outstanding capital stock of Inmobiliaria, all upon the terms and conditions contained herein.

          ACCORDINGLY, subject to the terms and conditions of this Agreement, and on the basis of the premises, representations, warranties and agreements contained herein, the parties hereto agree as follows:

     1.   PURCHASE AND SALE OF ASSETS

          1.1  PURCHASE AND SALE.

               (a) Except as provided in Section 1.1(b), Textil shall sell, assign, transfer, convey and deliver to Tarrant Mexico, and Tarrant Mexico shall purchase and take from Textil, on the Closing Date (as defined below), all property and assets which are used by Textil in connection with the manufacturing of denim and twill fabric, as the same shall exist on the Closing Date (the "Assets"), including, but not limited to, the property and assets set forth on SCHEDULE 1.1(a).

               (b) Notwithstanding Section 1.1(a), Textil shall not sell, assign, transfer, convey or deliver to Tarrant Mexico hereunder, and shall retain, the property and assets of Textil set forth on SCHEDULE 1.1(b).

          1.2  PURCHASE PRICE.

               (a) In consideration of the sale of the Assets to Tarrant Mexico, Tarrant Mexico shall pay or deliver to Textil U.S. $42,000,000 (the "Asset Purchase Price") (subject to adjustment as provided in Section 3.2), which Asset Purchase Price shall be paid by cancellation as of the Closing Date of $42,000,000 of principal amount of that certain Secured Promissory Note of Textil payable to Tarrant Mexico, dated October 16, 2000, as amended (the "Note").

               (b) The Asset Purchase Price shall be allocated among the Assets as set forth on SCHEDULE 1.2(b).

          1.3  NO ASSUMPTION OF LIABILITIES.

               (a) Tarrant Mexico shall purchase and take the Assets free and clear of all liens, claims, charges, encumbrances, security interests, equities, restrictions on use, liabilities, obligations, expenses and debts ("liabilities"), known and unknown, whether absolute, contingent, accrued or otherwise.

               (b) Textil and the Shareholders, jointly and severally, shall pay or perform, and shall defend, indemnify and hold harmless Tarrant Mexico from, any and all liabilities which arise or result from or are related to, directly or indirectly, the Assets or the business or operations of Textil or the Shareholders, or any of them, whether the same arise before or after the Closing Date.

          1.4  DELIVERY OF ASSETS.

               (a) Delivery of possession of the Assets shall be deemed to have occurred for all purposes at 11:59 p.m. (local time) on the day before the Closing Date, and all risk of loss, whether or not covered by insurance, shall be borne by Textil until such date and time and shall be borne by Tarrant Mexico thereafter.

               On the Closing Date, Textil shall deliver to Tarrant Mexico at the Plant (as defined below) physical possession of the Assets wherever located. With respect to any Assets which cannot be physically delivered because they are in the possession of third parties, or otherwise, Textil shall give irrevocable instructions to the party in possession thereof that all right, title and interest in and to the same shall have been vested in Tarrant Mexico, and shall take such further action and execute and deliver such further documents, at Textil's sole cost and expense, as Tarrant Mexico reasonably may request to cause any such person to deliver any Assets held by it to Tarrant Mexico at the Plant. The term "Plant" shall mean the real estate, buildings, improvements and fixtures related to that certain denim and twill fabric manufacturing facility located at Lote 1 A,B,C, S/N, San Diego Xocoyucan, Corredor Industrial, Ixtlacuixtla, Tlaxcala, Mexico, C.P. 90700, including the real property known as:
          "(i) Predio Rustico sin Construccion, Lote Uno "C", ubicado en Sec. 4ta., del Fraccionamiento San Diego Xocoyucan, Ixtacuixtla, Tlax.;
          (ii) Predio Rustico sin Construccion, Lote Uno "B", Ubicado en Sec. 4ta., Fraccionamiento San Diego Xocoyucan, Ixtacuixtla, Tlax.; (iii) Lote Uno "A", del Ex-Rancho San Deigo Xocoyucan, Ixtacuixtla, Tlax.,
          (iv) Lote Uno "C", en que se fracciono la Ex-Hacienda de San Diego Xocoyucan, Ixtacuixtla, Tlax.; (v) Lotes Uno "D" y Uno "E" del predio rustico conocido como Crustitla, de la Antigua Hacienda de San Diego Xocoyucan, Lardizabal, Tlax.; (vi) Lote de terreno No. 2, Seccion Cuarta del Frac. Hacienda de San Diego Xocoyucan, Ixtacuixtla, Tlax."

               (b) On the Closing Date, and from time to time thereafter, at the request of Tarrant Mexico, Textil and the Shareholders shall execute and deliver to Tarrant Mexico all such deeds, bills of sale, endorsements, assignments, consents and other documents and instruments of conveyance, transfer, assignment and further assurances as shall be necessary or desirable, in the reasonable opinion of counsel to Tarrant Mexico, to vest in or to confirm in Tarrant Mexico good title in and to the Assets.

          1.5 EMPLOYEES. Notwithstanding anything to the contrary contained in this Agreement, Tarrant Mexico will not be considered a "Patron Substituto" under Mexican Labor Laws as a result of this Agreement and Tarrant Mexico shall have no obligation to employ, and shall not assume any liability of Textil to, any employee, consultant or agent of Textil, including, but not limited to, any liability for wages, bonuses, accrued vacation pay, benefits or the promise of future employment. Textil, the Shareholders and the Guarantor, jointly and severally, shall indemnify, defend and hold harmless Tarrant Mexico and its affiliates from any such liability.

     2.   PURCHASE AND SALE OF SHARES

          2.1 PURCHASE AND SALE. The Inmobiliaria Shareholders shall sell, assign, transfer, convey and deliver to the Purchasers, and the Purchasers shall purchase and take from the Inmobiliaria Shareholders, on the Closing Date, all the issued and outstanding shares of the capital stock of Inmobiliaria (the "Shares"). Each of Tarrant Mexico and Tarrant Luxembourg shall purchase from the Inmobiliaria Shareholders the number of Shares set forth opposite its respective name in SCHEDULE 2.1.

          2.2  PURCHASE PRICE.

               (a) In consideration of the sale of the Shares to be purchased by Tarrant Mexico, Tarrant Mexico shall pay or deliver to the Inmobiliaria Shareholders, on the Closing Date, U.S. $499.00.

               (b)  In  consideration  of the sale of the Shares to be purchased
          by  Tarrant   Luxembourg,   Tarrant   Luxembourg   shall  pay  to  the
          Inmobiliaria Shareholders, on the Closing Date, U.S $1.00.

               (c) The consideration to be paid by the Purchasers to the Inmobiliaria Shareholders pursuant to Sections 2.2(a) and (b) shall be referred to herein collectively as the "Share Purchase Price."

               (d) The Share Purchase Price shall be allocated between the Inmobiliaria Shareholders as set forth on SCHEDULE 2.2.

     3.   CLOSING

          3.1 CLOSING DATE. The purchase and sale of the Assets and the Shares contemplated by this Agreement shall take place at 10:00 a.m. (local time) on December 31, 2002 at the offices of Business & Technology Law Group, LLP, located at 15821 Ventura Boulevard, Suite 525, Encino, California 91436, or at such other time or place as may be mutually agreed upon by the parties in writing. The date on which the purchase and sale of the Assets and the Shares contemplated by this Agreement shall take place is referred to herein as the "Closing Date." On the Closing Date, Textil and the Shareholders shall deliver to Tarrant Mexico the Purchasers the Assets in accordance with Section 1.4, and the certificates representing all the Shares duly endorsed for transfer to Tarrant Mexico and Tarrant Luxembourg in proportion to their respective interests therein, against receipt of the Asset Purchase Price and the Share Purchase Price. All deliveries shall be considered to have taken place simultaneously as a single transaction on the Closing Date.

          3.2 RIGHT OF OFFSET. The Purchasers shall have the right, but not the obligation, to pay any amount or to perform any obligations of Textil, Inmobiliaria or the Shareholders if the Purchasers, in their sole and absolute discretion, determine that the failure to pay such amount or to perform such obligation could have a material adverse effect on the Assets or the business of the Purchasers associated therewith, including, but not limited to, any amount which is payable or obligation which is required to be performed by Textil or the Shareholders under any collective bargain agreement "Contrato Colectivo de Trabajo", entered by Textil and Inmobiliaria with any Mexican labor union, including the "Sindicato Industrial de Obreros Textiles y Similares;" PROVIDED, HOWEVER, that before the Purchasers shall pay any such amount or perform any such obligation they first shall notify Textil or the Shareholders in writing of their intention to do so and shall give Textil or the Shareholders three (3) business days to cure or contest such failure. The Purchasers shall have the right to reduce either or both of the Asset Purchase Price or the Share Purchase Price by any such amount paid by the Purchasers and/or the cost to the Purchasers of any such obligation performed, regardless of whether the amount paid or costs incurred arose with respect to the Assets or the Shares. The Purchasers shall have the right to set off against any portion of the Asset Purchase Price and/or the Share Purchase Price, or to demand that Textil and the Shareholders reimburse the Purchasers promptly on demand for, any such amounts and/or costs or any other obligation of Textil or the Shareholders under this Agreement (including, but not limited to, any obligation under Sections 9.2 or 9.3), and Textil and the Shareholders, jointly and severally, agree to promptly reimburse the Purchasers therefor. The Purchasers' rights under this Section 3.2 shall be in addition to any other rights or remedies of the Purchasers under this Agreement or applicable law.

     4.   REPRESENTATIONS AND WARRANTIES OF TEXTIL AND THE SHAREHOLDERS

          Textil and the Shareholders, jointly and severally, hereby represent and warrant to the Purchasers that the statements set forth in Sections 4.1 through 4.18 are true and correct.

          4.1 AUTHORITY TO ENTER AGREEMENT AND ENFORCEABILITY. Textil and the Shareholders each has all requisite right, power and authority to execute, deliver and perform its or his respective obligations under this Agreement and the other agreements and instruments contemplated hereby, including, but not limited to, the sale, assignment, transfer, conveyance and delivery of the Assets and the Shares to the Purchasers without obtaining the approval or consent of any other party, governmental body or authority; all proceedings have been taken and all authorizations have been secured by Textil and the Shareholders which are necessary to authorize the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby; and this Agreement and each of the other agreements and instruments contemplated hereby is a legal, valid and binding agreement of Textil and the Shareholders and is enforceable against each of them in accordance with its terms.

          4.2 ORGANIZATION AND STANDING. Textil and Inmobiliaria each is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Mexico, with all requisite power and authority (corporate and other) to own, lease and operate its property and assets as now owned, leased or operated and to carry on its businesses as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its businesses or the ownership, lease or use of its properties makes such qualification necessary.

          4.3 OWNERSHIP OF SHARES. The Textil Shareholders own all the issued and outstanding shares of the capital stock of Textil, and the Inmobiliaria Shareholders own all the issued and outstanding shares of the capital stock of Inmobiliaria, in each case free and clear of any liens, claims, encumbrances, security interests, equities, restrictions on transfer, preemptive rights or other defects in title of any kind or description. There are no options, warrants, rights or other agreements or commitments outstanding or in existence which provide for the issuance of capital stock or other securities of Textil and Inmobiliaria, and there are no securities outstanding or in existence which are convertible into or exchangeable for capital stock or other securities of Textil and Inmobiliaria. Upon the Closing Date, the Purchasers shall receive from the Inmobiliaria Shareholders good and marketable title to the Shares free and clear of all liens. The number of shares of each class of the capital stock of Inmobiliaria owned by each of the Inmobiliaria Shareholders is set forth on
     SCHEDULE 4.3.

          4.4 FINANCIAL STATEMENTS. SCHEDULE 4.4A hereto contains (i) the audited balance sheet of Inmobiliaria as of December 31, 2001, the audited statements of income, changes in shareholders' equity and cash flows of such company for the twelve month period then ended and the notes thereto and the report of independent auditors (Mancera Ernst & Young, S.C.) thereon and (ii) the audited balance sheet of Inmobiliaria as of September 30, 2002 and the audited statements of income, changes in shareholders' equity and cash flows of such company for the nine months then ended and the notes thereto and the report of independent auditors (Mancera Ernst & Young, S.C.) thereon. Except as set forth on SCHEDULE 4.4B, the foregoing financial statements (i) were prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the period and (ii) fairly present the financial condition and results of operations of Inmobiliaria as at the dates and for the periods therein specified. On the date hereof, Inmobiliaria has no liabilities or obligations, whether contingent or absolute, direct or indirect, or matured or unmatured, which are not shown or provided for on the September 30, 2002 balance sheet or set forth on SCHEDULE 4.4B hereto, and the Shareholders do not know of any basis for the assertion of any such liabilities or obligations.

          4.5 TRADEMARKS, PATENTS, ETC. Neither Textil nor Inmobiliaria uses or owns any trade names, trademarks, patents, copyrights or registrations or applications therefor in connection with, and none is required for, the manufacturing of denim or twill fabric by means of the Assets or the Plant as presently conducted by them. Neither Textil nor Inmobiliaria is infringing any trade name, trademark, patent, copyright or other right of any third party in connection with its manufacturing of denim or twill fabric by means of the Assets or the Plant.

          4.6 TAX MATTERS. Textil and Inmobiliaria each has properly prepared and filed returns for and paid in full all federal, state, local and foreign taxes, assessments and penalties to the extent such filings and payments are required prior to the date hereof, and there is no outstanding or proposed deficiency by any federal, state, local or foreign government with respect to any tax period. As of the date hereof, neither Textil nor Inmobiliaria is the beneficiary of any extension of time to file any tax return or pay any taxes and have no liability with respect to taxes of any kind, whether or not assessed. Textil and Inmobiliaria each has properly registered before all federal, state, local and foreign tax authorities and the Sistema Unico de Aportaciones ("SUA"), Instituto Mexicano del Seguro Social ("IMSS"), Instituto del Fondo Nacional Para La Vivienda de Los Trabajadores ("Infonavit"), Fondo Nacional Para El Consumo de Los Trabajadores ("Fonacot") and Sistema de Ahorro Para El Retiro ("SAR"). The term "taxes" shall include, but is not limited to, income taxes, value added taxes, asset taxes, payroll taxes, import duties, real property taxes, contributions payments and assessments regarding IMSS, Infonavit, Fonacot and SAR.

          4.7 INSURANCE. Textil and Inmobiliaria each maintains, and will maintain from the date hereof to the Closing Date, in full force and effect insurance policies with financially sound and reputable insurers on the Assets and the Plant of a character usually insured by companies engaged in the same or similar businesses against loss or damage of the kinds and in the amounts customarily insured against by such companies.

          4.8 LITIGATION. There are no suits, actions or legal, administrative, arbitration or other proceedings or investigations pending or threatened by, against or involving Textil or Inmobiliaria or, with respect only to those suits, actions, proceedings or investigations arising out of Textil's or Inmobiliaria's business, pending or threatened by, against or involving the Shareholders or any of Textil's or Inmobiliaria's officers, directors, shareholders, employees or agents.

          4.9 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. Textil's and Inmobiliaria's businesses have been and are being conducted in accordance with all applicable laws, ordinances, rules and regulations of all authorities. Neither Textil nor Inmobiliaria is in violation of, or in default under, any term or provision of its Escritura Constitutiva or Estatutos Sociales (as amended or revised) or of any lien, indenture, mortgage, lease, agreement, instrument, commitment or other arrangement, or subject to any restriction of any kind or character, which could adversely affect its businesses or the Assets or the Plant. The execution and delivery of this Agreement and the other agreements and instruments contemplated hereby, and the consummation of the transactions contemplated herein and therein, will not conflict with or result in the breach of any term or provision of, or constitute a default under, the Escritura Constitutiva or Estatutos Sociales (as amended or revised) of either Textil or Inmobiliaria, or any statute, order, judgment, writ, injunction, decree, license, permit, approval, authorization, rule or regulation of any court or any governmental or regulatory body, or any agreement, lease, contract, document, instrument, commitment, obligation or arrangement of any kind or nature to which the Purchaser or the Shareholders is a party or by which it or he is bound.

          4.10 BROKERAGE AND FINDER'S FEES. Neither Textil, Inmobiliaria nor the Shareholders has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

          4.11 EMPLOYMENT AGREEMENTS. SCHEDULE 4.11 contains a complete and correct list of all agreements with employees or independent contractors of Textil or Inmobiliaria not cancelable at will and all employee benefit plans, including, but not limited to, (i) any collective bargaining agreement, (ii) any agreement or plan which contains any obligation, liability or commitment for any vacation pay, severance or termination pay, sick or disability pay, pension or retirement benefits, bonuses or profit sharing, deferred or delayed wages of any kind, commissions or incentive compensation or (iii) any group medical, dental, vision, health, hospitalization or disability insurance plans, relating to the manufacturing of denim or twill fabric by means of the Assets or the Plant, or to any person employed in connection therewith. Textil and Inmobiliaria each has performed all of its obligations required to be performed under all such agreements and plans, and is not in default or in arrears under any of the respective terms thereof. The relationship of Textil and Inmobiliaria with all employees or independent contractors is satisfactory.

          4.12 ENVIRONMENTAL MATTERS.

               (a) Neither Textil nor Inmobiliaria has (i) breached or been notified by any governmental or regulatory authority that it has breached any Environmental Law (as defined below), (ii) released any Hazardous Substance (as defined below) or (iii) become aware of the release or presence of any Hazardous Substance on any property owned, leased or occupied by it. There are no underground storage tanks on property owned, leased or occupied by Textil and Inmobiliaria.

               (b) For purposes of this Section 4.12, (i) "Environmental Law" means all laws relating to the protection of the environment, to human health and safety or to any environmental activity, including, without limitation, (a) Ley General del Equilibrio Ecologico y La Proteccion al Ambiente, its related regulations and administrative orders or provisions, including, but not limited to, those pertaining to environmental impact, hazardous waste, air pollution, water pollution or noise pollution, and any other specific laws, regulations or administrative orders or provisions relating to air, soil, ground or water pollution or contamination, (b) all other requirements pertaining to the reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of any Hazardous Substance into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of any Hazardous Substance and (c) all other requirements pertaining to the protection of the health and safety of employees or the public, and (ii) "Hazardous Substance" means any substance that (a) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials, (b) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder or (c) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous or is regulated by any governmental authority or Environmental Law.

          4.13 EMPLOYEES. Textil and Inmobiliaria each has fully complied with its obligations under the Ley Federal de Trabajo, including, but not limited to, the timely payment in full of all wages, salaries, overtime payments, vacation and vacation bonus payments, seventh day payments, severance payments, holiday payments, Sunday work bonuses, seniority bonuses and annual bonuses ("aguinaldo") and the timely performance in full of all obligations relating to health and safety, training, internal regulations, working conditions and any other legally or contractually mandated fringe benefits or obligations.

          4.14 ASSETS. SCHEDULE 4.14 contains a complete and correct list of all assets (including, but not limited to, all real property, buildings, leasehold improvements, machinery, furniture, fixtures, equipment, instruments, computers, motor vehicles, tooling, spare parts, supplies and other tangible personal property and assets, other than inventory and assets set forth on SCHEDULE 1.1(b) (i) used in, or necessary for the conduct of, the denim and twill fabric manufacturing business as presently conducted by Textil, or (ii) used in, necessary for the operation of or located at the Plant, other than any item the original cost of which was less than U.S. $500. All such assets are owned or leased by Textil or Inmobiliaria free and clear of all liens, claims, charges, encumbrances, security interests, equities or restrictions on use of any kind or nature (other than liens in favor of the Purchasers and their affiliates) (collectively, "Liens") and are in good working condition and repair (subject to normal wear and tear) and are adequate for their intended uses. Each of the leases pursuant to which Textil or Inmobiliaria holds any such assets is in full force and effect and is a legal, valid and binding agreement of each party thereto and is enforceable against each party thereto in accordance with its terms; each party to any such lease is in compliance thereunder; and no event has occurred which through the giving of notice or the lapse of time could cause or constitute a default or the acceleration of any obligation of any party thereto or the creation of a Lien upon any such asset. Upon the Closing Date, Tarrant Mexico will receive from Textil, or Inmobiliaria will possess, good and marketable title to such assets free and clear of any Liens.

          4.15 AGREEMENTS. SCHEDULE 4.15 contains a complete and correct list of all leases, contracts, agreements and commitments, whether written or oral, to which Textil or Inmobiliaria is a party or by which it is bound. Each such agreement is in full force and effect and is a legal, valid and binding agreement of each party thereto and is enforceable against each party thereto in accordance with its terms; each party thereto is in compliance thereunder; and no event has occurred which through the giving of notice or the lapse of time could cause or constitute a default or the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon the Assets or the Plant.

          4.16 ABSENCE OF CERTAIN CHANGES. Since September 30, 2002, (i) there has not been any material adverse change in the condition (financial or other), net worth, property, assets, earnings, liabilities, capitalization, business, results of operations or prospects of Textil, Inmobiliaria, the Assets or the Plant and (ii) Textil and Inmobiliaria have operated their respective businesses related to the Assets and the Plant as now operated and only in the ordinary course.

          4.17 FACILITIES. The Plant is sufficient for the conduct of the denim and twill manufacturing businesses of Textil and Inmobiliaria as now conducted. On the Closing Date, Inmobiliaria will own the Plant free and clear of any Liens and will have the right to occupy and use the Plant as it currently is used. Neither the whole nor any portion of the Plant has been condemned, requisitioned or otherwise taken by any governmental authority, and neither Textil, Inmobiliaria nor the Shareholders shall have received any notice that any such condemnation, requisition or taking is threatened, which condemnation, requisition or taking could preclude or materially impair the current use thereof. The Plant is in satisfactory condition and has been reasonably maintained, normal wear and tear excepted. The Plant has received all required approval of governmental authorities (including, without limitation, permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Plant) required in connection with the operation thereof and has been operated and maintained in accordance with all applicable laws, rules and regulations. The Plant is supplied with utilities (including, without limitation, water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such facilities as currently operated. The improvements constructed on the Plant, including, without limitation, all leasehold improvements, and all fixtures, equipment and other tangible assets owned, leased or used by Textil or Inmobiliaria at the Plant are (i) insured to the extent and in a manner customary in the industry, (ii) structurally sound with no known defects, (iii) in good operation, condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance or repair except for ordinary routine maintenance and repair the cost of which would not be material, (v) sufficient for the operation of the denim and twill manufacturing businesses of Textil or Inmobiliaria as presently conducted and (vi) in conformity with all applicable laws, ordinances, orders, regulations and other requirements relating thereto currently in effect.

          4.18 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations, warranties or information furnished by Textil, Inmobiliaria or the Shareholders to the Purchasers or any of their employees or agents, including, but not limited to, Manatt, Phelps & Phillips S.C., Mancera Ernst & Young, S.C. or Ernst & Young LLP, in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements and facts contained therein not misleading. The English translation of any document provided by Textil, Inmobiliaria or the Shareholders to the Purchasers or any of their employees or agents is true and complete.

     5.   REPRESENTATION AND WARRANTIES OF THE PURCHASERS

          The Purchasers represent and warrant to Textil and the Shareholders that the statements set forth in Sections 5.1 through 5.3 hereof are true and correct.

          5.1 AUTHORITY TO ENTER AGREEMENT AND ENFORCEABILITY. Each of the Purchasers has all requisite right, power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements and instruments contemplated hereby without obtaining the approval or consent of any other party, governmental body or authority, other than as described in Section 7.1(g); all proceedings have been taken and all authorizations have been secured by the Purchasers which are necessary to authorize the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby; and this Agreement and each of the other agreements and instruments contemplated hereby is a legal, valid and binding agreement of the Purchasers and is enforceable against them in accordance with its terms.

          5.2 COMPLIANCE WITH THE LAW AND OTHER INSTRUMENTS. The execution and delivery of this Agreement and the other agreements and instruments contemplated hereby, and the consummation of the transactions contemplated herein and therein will not conflict with or result in the breach of any term or provision of, or constitute a default under any statute, order, judgment, writ, injunction, decree, license, permit, approval, authorization, rule or regulation of any court or any governmental or regulatory body, or any agreement, lease, contract, document, instrument, commitment, obligation or arrangement of any kind or nature to which either of the Purchasers is a party or by which it is bound, unless such breach will not have a material adverse effect on the business or operations of the Purchasers.

          5.3 BROKERAGE AND FINDER'S FEES. The Purchasers have not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

     6.   COVENANTS; ADDITIONAL REPRESENTATIONS

          6.1 OPERATION OF THE ASSETS AND PLANT. During the period from the date of this Agreement to the Closing Date, Textil and Inmobiliaria shall operate its businesses, the Assets and the Plant as now operated and only in the ordinary course and shall take such actions as may be necessary to ensure that the representations and warranties of Textil and the Shareholders set forth in this Agreement will be true and correct as of the Closing Date, and the Shareholders shall cause Textil and Inmobiliaria to do so. By way of illustration only and not limitation, Textil and Inmobiliaria shall take each such action as is set forth in SCHEDULE 6.1 hereto, and the Shareholders shall cause Textil and Inmobiliaria to do so.

          6.2 ACCESS TO INFORMATION. Textil, Inmobiliaria and the Shareholders shall give to the Purchasers and their counsel, accountants and other representatives full access during normal business hours throughout the period from the date of this Agreement to the Closing Date to all of its property, assets, books and records and all employees, independent contractors and agents, and shall furnish the Purchasers during such period with all such information concerning its businesses, the Assets or the Plant as the Purchasers may request, and the Shareholders shall cause Textil and Inmobiliaria to do so. No investigation or inquiry made by or on behalf of the Purchasers hereunder shall in any way affect or lessen the representations and warranties made by Textil, Inmobiliaria or the Shareholders under this Agreement.

          6.3 ENVIRONMENTAL MATTERS. On or before the Closing Date, Textil and the Shareholders, shall, at their sole cost and expense, (i) remedy any breach of any Environmental Law arising before the Closing Date in connection with or related to the Assets, the Plant or the denim and twill fabric manufacturing business of Textil and Inmobiliaria or (ii) obtain the release of any liability therefor from the appropriate governmental or regulatory authority, in each case without any material condition or restriction on the operation of the Assets or the Plant, which remedy or release shall be acceptable to the Purchasers in all material respects.

          6.4 CONTRIBUTIONS TO INMOBILIARIA. Effective immediately following the acquisition by the Purchasers of the Shares on the Closing Date, Tarrant Mexico shall contribute, assign and transfer to Inmobiliaria, as additional capital, and Inmobiliaria shall accept, the following assets (the "Contributed Assets"):

               6.4.1  [intentionally omitted]

               6.4.2 the Note, including all remaining principal and accrued interest thereon, after giving effect to the cancellation of $42,000,000 of principal amount of the Note in payment of the Asset Purchase Price;

               6.4.3 100,000 shares of Series A Preferred Stock of Parent (the "Tarrant Shares"), which Tarrant Shares initially shall be convertible into 3,000,000 shares of Common Stock in accordance with the Certificate of Determination for the Tarrant Shares;

               6.4.4  indebtedness  of   Guarantor  in  the   amount   of   U.S.
          $7,547,510.46, as described in more detail on SCHEDULE 6.4.4 to this Agreement (the "Guarantor Indebtedness"); and

               6.4.5 shares representing a 25% interest in the capital of Tarrant Mexico (the "Tarrant Mexico Shares").

          6.5 PAYMENTS TO GUARANTOR. Guarantor represents and warrants to the Purchasers and Parent and, immediately following the Closing, to Inmobiliaria, that immediately following the Closing Date (a) Inmobiliaria will be indebted to those parties listed on SCHEDULE 6.5 to this Agreement, including to Guarantor and RLNB (the "Inmobiliaria Creditors"), in the amounts set forth on SCHEDULE 6.5 (the "Inmobiliaria Indebtedness"), which Inmobiliaria Indebtedness will be the only liabilities of Inmobiliaria immediately following the Closing, and (b) after giving effect to the transfer of the Contributed Assets to Inmobiliaria as described in Section 6.4, Guarantor will be indebted to Inmobiliaria in the amount of $7,547,510.46, as evidenced by the Guarantor Indebtedness.

          As full payment and satisfaction of the Inmobiliaria Indebtedness, immediately following the contribution by Tarrant Mexico of the Contributed Assets to Inmobiliaria, Inmobiliaria will sell, transfer, and assign to (i) RLNB the Tarrant Shares, and (ii) the remaining Contributed Assets to the other Inmobiliaria Creditors, and RLNB and Guarantor will accept, and Guarantor will cause the other Inmobiliaria Creditors to accept, from Inmobiliaria, such Contributed Assets.

          6.6 REPRESENTATIONS RELATING TO TARRANT SHARES. In connection with the purchase of the Tarrant Shares from Inmobiliaria, RLNB represents and warrants to Inmobiliaria and to Parent that:

               6.6.1 RLNB will hold the Tarrant Shares and the shares of Common Stock issuable upon conversion thereof for investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"). RLNB does not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Tarrant Shares or the shares of Common Stock issuable upon conversion thereof.

               6.6.2 RLNB acknowledges that neither the Tarrant Shares nor the shares of Common Stock issuable upon conversion thereof have been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available.

               6.6.3 RLNB is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Tarrant Shares.

               6.6.4 RLNB has had an opportunity to ask questions and receive answers concerning the terms and conditions of the acquisition of the Tarrant Shares and has had full access to such other information concerning the Parent as RLNB has requested.

               6.6.5 RLNB is able to bear the economic risk of the investment in the Tarrant Shares for an indefinite period of time, recognizing that neither the Tarrant Shares nor the shares of Common Stock issuable upon conversion thereof have been or will be registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

               6.6.6 RLNB acknowledges that until such time as the Tarrant Shares or the shares of Common Stock issuable upon conversion thereof have been registered, or are otherwise eligible, for resale in accordance with the Securities Act, each certificate representing the Tarrant Shares and the shares of Common Stock issuable upon conversion thereof shall be endorsed with the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION).

          6.7  TIMING OF TRANSACTIONS; NO LIABILITY.

               6.7.1 Tarrant Mexico, Inmobiliaria, Guarantor, RLNB, and Parent acknowledge and agree that (a) the contribution by Tarrant Mexico to Inmobiliaria of the Contributed Assets, and (b) the transfer of the Contributed Assets to the Inmobiliaria Creditors as payment of the Inmobiliaria Indebtedness, all as provided in Sections 6.4 and 6.5 above, are a series of related transactions intended, and shall be deemed, to occur in the sequence set forth in such Sections on the Closing Date immediately following the acquisition by the Purchasers of the Shares.

               6.7.2  Each  of Guarantor and  RLNB acknowledges and  agrees that
          (a) none of the Purchasers or Parent shall be liable to Guarantor, RLNB or any other Inmobiliaria Creditor for any indebtedness included in the Contributed Assets that any such party is unable to collect from the obligor, (b) none of the Purchasers or Parent make any representation or warrant with respect to an Inmobiliaria Creditor's ability to collect any indebtedness included in the Contributed Assets, and (c) the Inmobiliaria Creditors assume all collection risk with respect to such indebtedness.

     7.   CONDITIONS PRECEDENT

          7.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASERS. The obligation of the Purchasers to consummate the transactions contemplated by this Agreement is expressly subject to the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by the Purchasers in writing):

               (a) All representations and warranties of Textil and the Shareholders contained in this Agreement shall be true and correct in all respects on the date hereof and as of the Closing Date as if made at and as of such date.

               (b) Textil, Inmobiliaria and the Shareholders each shall have performed and satisfied all covenants and conditions required by this Agreement to be performed or satisfied by it or him on or prior to the Closing Date.

               (c) No action or proceeding shall have been instituted or threatened prior to or at the Closing Date or, in the reasonable opinion of counsel to the Purchasers, is likely to be instituted before any court or governmental body or authority the result of which could prevent or make illegal the consummation of the transactions contemplated hereunder, or which could adversely affect the Purchasers' use of the Assets or the Plant.

               (d) There shall not have occurred any adverse change in the business, property, assets, operations, condition (financial or other) or prospects of the businesses of Textil or Inmobiliaria or the Assets or the Plant.

               (e) The Board of Directors of each of the Purchasers, in its good faith judgment, after consultation with legal counsel, shall not have withdrawn or modified its approval or recommendation of this Agreement and the transactions contemplated hereby (having determined that it is necessary to do so to comply with its fiduciary duties to the shareholders of such Purchaser under applicable law).

               (f) The Parent shall have received the opinion of Roth Capital Partners, LLC ("Roth Capital") on the date on which the Parent's Board of Directors voted to approve this Agreement and the written opinion of Roth Capital, dated on the Closing Date, that the terms of the transactions contemplated by this Agreement are fair to the Parent and its shareholders from a financial point of view, and such opinion shall not have been withdrawn or modified in any respect.

               (g)  Textil,  Inmobiliaria,  the  Shareholders and the Purchasers
          each shall have obtained any required prior approval of the transactions contemplated hereby from the Federal Competition Commission pursuant to Article 20, I, Ley Federal de Competencia Economica.

          7.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF TEXTIL AND THE SHAREHOLDERS. The obligation of Textil and the Shareholders to consummate the transactions contemplated by this Agreement is expressly subject to the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Textil or the Shareholders, as the case may be, in writing):

               (a) All representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all respects on the date hereof and as of the Closing Date as if made at and as of such date.

               (b) The Purchasers shall have performed and satisfied all covenants and conditions required by this Agreement to be performed or satisfied by them on or prior to the Closing Date.

               (c) No action or proceeding shall have been instituted or threatened prior to or at the Closing Date or, in the reasonable opinion of counsel to Textil or the Shareholders, is likely to be instituted before any court or governmental body or authority the result of which could prevent or make illegal the consummation of the transactions contemplated hereunder.

               (d)  Textil,  Inmobiliaria,  the  Shareholders and the Purchasers
          each shall have obtained any required prior approval of the transactions contemplated hereby from the Federal Competition Commission pursuant to Article 12, I, Ley Federal de Competencia Economica.

     8.   REGISTRATION RIGHTS

          8.1  PIGGY-BACK REGISTRATION RIGHTS.

               (a) In the event that after December 30, 2004, the Parent proposes to register any of its securities under the Securities Act, and the registration form to be used therefor may be used for the registration of the Common Stock of the Parent (other than Forms S-8 or S-4 or any successor thereto), the Parent shall give prompt written notice to all holders of the Tarrant Shares of its intention to effect such a registration and, subject to the terms and conditions contained in this Section 8, shall include in such registration all shares of Common Stock into which such Tarrant Shares may be converted if (hereinafter referred to in this Section 8 as Tarrant Shares) with respect to which the Parent has received written requests for inclusion therein within fifteen (15) days after the giving of the Parent's notice.

               (b) If a registration subject to subparagraph (a) above is an underwritten registration, and the managing underwriters advise the Parent in writing that in their opinion the number of securities to be included in such registration exceeds the number which can be sold in such offering, the Parent shall include in such registration (i) first, the securities the Parent proposes to sell and (ii) second, such number of the Tarrant Shares and other securities requested to be included in such registration as the managing underwriters believe can be sold in such offering, pro rata among the holders of such Tarrant Shares and other securities on the basis of the number of shares of the Common Stock of the Parent owned by each such holder, and those Tarrant Shares which are excluded from the registration shall be withheld from the market by the holders thereof for such period, not to exceed 180 days, which the managing underwriters reasonably determine to be necessary in order to effect the registration.

          8.2  GENERAL.

               (a) If any registration subject to this Section 8 is an underwritten offering, the selection of the investment bankers and managers for the offering shall be made by the Parent in its sole and absolute discretion.

               (b)  The   holders  of  any  Tarrant   Shares   included  in  any
          registration statement pursuant to this Section 8 shall enter into such customary agreements (including an underwriting agreement in customary form) and use their best efforts to take all such other actions as the Parent or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Tarrant Shares.

               (c) Each holder of Tarrant Shares included in any registration statement pursuant to this Section 8 shall indemnify, to the extent permitted by law, the Parent, its officers and directors and each person who controls the Parent (within the meaning of the Securities
          Act) against all losses, claims damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent the same are caused by or contained in any information furnished in writing to the Parent by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Parent has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, such holder shall indemnify the underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Parent.

               (d) With respect to each inclusion of Tarrant Shares in a registration statement pursuant to this Section 8, all fees, costs and expenses of and incidental to such registration and public offering in connection therewith shall be borne by the Parent; PROVIDED,

          HOWEVER, that the holders of Tarrant Shares included in any such registration statement shall bear their pro rata share of the underwriting discount and commissions and shall bear their own legal and accounting expenses incurred in reviewing independently of the Parent the registration statement or prospectus.

               (e) Any Tarrant Shares which are included in an underwritten registration pursuant to this Section 8 shall be sold by the holder thereof pursuant to the terms of the underwriting agreement among the Parent, the managing underwriters and the holders of the securities included in such registration.

     9.   MISCELLANEOUS

          9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made by the parties in this Agreement (including, but not limited to, statements contained in any exhibit, schedule or certificate or other instrument delivered by or on behalf of any party hereto or in connection with the transactions contemplated hereby) shall survive the Closing Date notwithstanding any investigations, inspections, examinations or audits made by or on behalf of any party.

          9.2 INDEMNIFICATION. Textil, the Shareholders and Guarantor (the "Indemnifying Parties"), jointly and severally, shall indemnify, defend and hold harmless each of the Purchasers and their respective officers, directors, shareholders, employees, attorneys, accountants, affiliates, agents, successors and assigns, and any person who controls or is deemed to control any of them (the "Indemnified Parties"), from, against and in respect of any and all payments, damages, claims, demands, losses, expenses, costs, obligations and liabilities (including, but not limited to, reasonable attorneys' fees and costs, and the costs of investigation and preparation) (a "Loss") which, directly or indirectly, arise or result from or are related to any breach by any of the Indemnifying Parties of any of its or his representations, warranties, covenants or commitments under this Agreement. The Indemnifying Parties, jointly and severally, shall reimburse each Indemnified Party on demand for any payment made or loss suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions in respect of any damages to which the foregoing indemnity relates. Consummation of the transactions contemplated hereunder shall not be deemed or construed to be a waiver of any right or remedy of any Indemnified Party, nor shall this section or any other provision of this Agreement be deemed or construed to be a waiver of any ground of defense by it. The obligation to advance or pay promptly on demand all amounts as they are incurred shall exist irrespective of the ultimate final judicial determination, and in the event of a dispute about amounts owed, such amounts shall be advanced as they are incurred pending resolution and final judicial determination. The Indemnifying Parties' obligations hereunder shall be in addition to any liability that they or any other person otherwise may have to the Indemnified Parties, and shall be binding upon, and inure to the benefit of, their heirs, representatives, successors and assigns, and shall inure to the benefit of the heirs, representatives, successors and assigns of each Indemnified Party.

          9.3 THIRD-PARTY CLAIMS. The Indemnified Party shall promptly notify the Indemnifying Parties of the existence of any claim, demand or other matter involving liabilities to third parties to which the Indemnifying Parties' indemnification obligations could apply and shall give the Indemnifying Parties a reasonable opportunity to defend the same at their expense and with counsel of their own selection (who shall be approved by the Indemnified Party, which approval shall not be withheld unreasonably); provided, HOWEVER, that (i) the Indemnified Party shall at all times also have the right to fully participate in the defense at its own expense, (ii) if, in the reasonable judgment of the Indemnified Party, based upon the written advice of counsel, a conflict of interest may exist between the Indemnified Party and any of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume such defense on behalf of such Indemnified Party and (iii) the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any liabilities that they may have hereunder or otherwise, except to the extent that such failure so to notify the Indemnifying Parties materially prejudices the rights of the Indemnifying Parties. If the Indemnifying Parties shall, within a reasonable time after said notice, fail to defend, the Indemnified Party shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle the claim or other matter on behalf, for the account and at the risk and expense of the

     Indemnifying Parties. The Indemnifying Parties shall not compromise or settle the claim or other matter without the prior written consent of the Indemnified Parties. If the claim is one that cannot by its nature be defended solely by the Indemnifying Parties, the Indemnified Parties shall make available all information and assistance that the Indemnifying Parties may reasonably request; PROVIDED, HOWEVER, that any associated expenses shall be paid by the Indemnifying Parties as incurred.

          9.4 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing in the English language and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, one (1) week after being placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth on the signature page hereof or (iii) if given by telecopier, when such notice or communication is transmitted to the telecopier number set forth on the signature page hereof and written confirmation of receipt is received. Each of the parties shall be entitled to specify a different address by giving the other parties notice as aforesaid.

          9.5 ENTIRE AGREEMENT. This Agreement and the schedules and exhibits hereto (which are incorporated herein by reference) constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver or termination of this Agreement shall be valid unless executed by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver, unless otherwise expressly provided.

          9.6 HEADINGS. Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

          9.7 SUCCESSORS AND ASSIGNS. All of the terms, provisions and obligations of this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, representatives, successors and assigns.

          9.8 GOVERNING LAW. The validity, construction and interpretation of this Agreement shall be governed in all respects by the laws of the State of California applicable to contracts made and to be performed wholly within that State.

          9.9 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          9.10 THIRD PARTIES. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, representatives, successors and assigns any rights or remedies under or by reason of this Agreement.

          9.11 ATTORNEYS' FEES. In the event any party takes legal action to enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's expenses (including, but not limited to, reasonable attorneys' fees and costs) incurred in such action.

          9.12 FURTHER ASSURANCES. Each party hereto shall, from time to time at and after the date hereof, execute and deliver such instruments, documents and assurances and take such further actions as the other parties reasonably may request to carry out the purpose and intent of this Agreement.

          9.13 ARBITRATION. Any controversy arising out of or relating to this Agreement or the transactions contemplated hereby shall be referred to arbitration before the American Arbitration Association strictly in accordance with the terms of this Agreement and the substantive law of the State of

     California. The board of arbitrators shall convene at a place mutually acceptable to the parties in the State of California and, if the place of arbitration cannot be agreed upon, arbitration shall be conducted in Los Angeles. The parties hereto agree to accept the decision of the board of arbitrators, and judgment upon any award rendered hereunder may be entered in any court having jurisdiction thereof. Neither party shall institute a proceeding hereunder until that party has furnished to the other party, by registered mail, at least thirty (30) days prior written notice of its intent to do so.

          9.14 CONSTRUCTION. This Agreement was reviewed by legal counsel for each party hereto and is the product of informed negotiations between the parties hereto. If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by the parties. Each party hereto acknowledges that no party was in a superior bargaining position regarding the substantive terms of this Agreement.

          9.15 CONSENT TO JURISDICTION. Subject to Section 9.13, each party hereto, to the fullest extent it may effectively do so under applicable law, irrevocably (i) submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to this Agreement, (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (iii) agrees that a judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in the courts of the United States of America, the State of California or the Republic of Mexico (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment and (iv) consents to process being served in any such suit, action or proceeding by mailing a copy thereof by United States mail, registered or certified, postage prepaid, return receipt requested, to CT Corporation at 818 West Seventh Street, Los Angeles, California 90017 (and each party hereby irrevocably appoints CT Corporation as its lawful agent to accept such service of process on behalf of such party). Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party.

          9.16 EXPENSES. Each party shall bear the expenses incurred by it in connection with the negotiation, execution and delivery of this Agreement and the other agreements and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby.

          9.17 SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

          9.18 TAXES. Textil and the Shareholders shall pay timely any transfer, sales or other taxes which may become due or payable by virtue of the transactions contemplated by this Agreement.

          9.19 OBLIGATION OF THE GUARANTOR. The Guarantor (i) shall cause Textil, Inmobiliaria and each of the Shareholders to timely perform in full each of its or his obligations under this Agreement and (ii) hereby irrevocably guarantees the timely performance in full of each obligation of Textil, Inmobiliaria and each of the Shareholders under this Agreement, including, but not limited to, the obligations of Textil and the Shareholders under Sections 9.2 and 9.3 and RLNB under Section 6.6.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

          Purchaser:                 TARRANT MEXICO, S. de R.L. de C.V.

                                     By         /S/ CORAZON REYES
                                              -------------------
                                              Corazon Reyes
                                              Authorized Representative
                                              3151 East Washington Boulevard
                                              Los Angeles, California  90023
                                              Telecopier:  (323) 881-0368
          Textil:                    TRANS TEXTIL INTERNATIONAL, S.A. de C.V.

                                     By         /S/ KAMEL NACIF BORGE
                                              -----------------------
                                              Kamel Nacif Borge
                                              Authorized Representative
                                              Edgar Allen Poe #231
                                              Col. Polanco, C.P. 11550
                                              Mexico, D.F.
                                              Telecopier:  (525) 255-1009
          Inmobiliaria:              INMOBILIARIA CUADROS, S.A. de C.V.

                                     By         /S/ KAMEL NACIF BORGE
                                              -----------------------
                                              Kamel Nacif Borge
                                              Authorized Representative
                                              Edgar Allen Poe #231
                                              Col. Polanco, C.P. 11550
                                              Mexico, D.F.
                                              Telecopier:  (525) 255-1009
          Shareholders:
                                       /S/ ROSA LISETTE NACIF BENAVIDES
                                     ----------------------------------
                                     ROSA LISETTE NACIF BENAVIDES
                                     Edgar Allen Poe #231
                                     Col. Polanco, C.P. 11550
                                     Mexico, D.F.
                                     Telecopier: (525) 255-1009

                                       /S/ JORGE MIGUEL ECHEVARRIA VAZQUEZ
                                     -------------------------------------
                                     JORGE MIGUEL ECHEVARRIA VAZQUEZ
                                     Edgar Allen Poe #231
                                     Col. Polanco, C.P. 11550
                                     Mexico, D.F.
                                     Telecopier:  (525) 255-1009

                                       /S/ GAZI NACIF BORGE
                                     ----------------------
                                     GAZI NACIF BORGE
                                     Edgar Allen Poe #231
                                     Col. Polanco, C.P. 11550
                                     Mexico, D.F.
                                     Telecopier:  (525) 255-1009

          Guarantor:
                                       /S/ KAMEL NACIF BORGE
                                     -----------------------
                                     KAMEL NACIF BORGE
                                     Edgar Allen Poe #231
                                     Col. Polanco, C.P. 11550
                                     Mexico, D.F.
                                     Telecopier: (525) 255-1009
          Parent:                    TARRANT APPAREL GROUP

                                     By:   /S/ CORAZON REYES
                                         -------------------
                                              Corazon Reyes
                                              Authorized Representative
                                              3151 East Washington Boulevard
                                              Los Angeles, California 90023
                                              Telecopier: (323) 881-0368

                                 SCHEDULE 1.1(a)

                                PURCHASED ASSETS

          1. Except as expressly set forth in SCHEDULE 1.1(b), all furniture, fixtures, equipment, instruments, computers, motor vehicles, tooling, spare parts, supplies, real property, buildings, leasehold improvements, machinery and other tangible personal property and assets which are used by Textil in connection with the manufacturing of denim or twill fabric, whether or not reflected on the books and records of Textil and wherever located, including, but not limited to those assets listed on SCHEDULE 4.14 (other than such assets as are owned by Inmobiliaria)

          2. All of Textil's right, title and interest in, to and under the lease of the Plant by Inmobiliaria to Textil, which lease has not been reduced to writing.

          3. All deposits and prepaid taxes and expenses attributable to the Assets;

          4. All books and records relating to the Assets and the operation thereof, including, but not limited to, operating manuals, purchase agreements and manufacturers' warranties;

          5. All personnel records of employees of Textil who are employed by the Purchaser after the Closing Date; and

          6. All insurance proceeds arising in connection with damage to the Assets occurring from the date hereof to the Closing Date.

                                 SCHEDULE 1.1(b)

                                 RETAINED ASSETS

          1.   All cash and securities;

          2.   All accounts and notes receivable;

          3.   All customer deposits;

          4. All right, title and interest of Textil in, to and under customer orders existing on the Closing Date or purchase orders of Textil to purchase goods or services from third parties existing on the Closing Date;

          5. All of Textil's right, title and interest in, to and under all leases, contracts, agreements and commitments to which Textil is a party or by which it is bound, including, but not limited to, those which are listed on
SCHEDULE 4.15;

          6.   All refunds and credits;

          7. All deposits and prepaid taxes and expenses to the extent not attributable to the Assets;

          8.   All raw materials, work-in-process and finished goods; and

          9. All books and records not related to the Assets or the operation thereof, including, but not limited to, (A) the minute books, stock record books, corporate seal and other records of Textil relating exclusively to its organization, existence or capitalization, (B) all records relating to the purchase of raw material or the sale of finished goods, (C) all personnel records of employees of Textil who are not employed by the Purchaser after the Closing Date and (D) all customer lists.

         OMITTED SCHEDULES TO AGREEMENT FOR PURCHASE OF ASSETS AND STOCK

          The following Schedules to the Agreement for Purchase of Assets and Stock have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted attachment to the Securities and Exchange Commission upon request.

SCHEDULE 1.2(b):          Allocation of Asset Purchase Price

SCHEDULE 2.1:             Allocation of Shares

SCHEDULE 2.2:             Allocation of Share Purchase Price

SCHEDULE 4.3:             Ownership of Shares of Inmobiliaria

SCHEDULE 4.4A:            Financial Statements

SCHEDULE 4.4B:            Liabilities

SCHEDULE 4.11:            Employment Agreements

SCHEDULE 4.14:            Assets

SCHEDULE 4.15:            Agreements

SCHEDULE 6.1:             Operations

SCHEDULE 6.4.2:           TCL Receivables

SCHEDULE 6.4.3:           Guarantor Liabilities

SCHEDULE 6.5:             Inmobiliaria Liabilities